 Alliance DataDeutsche Bank Virtual Technology Conference   © 2021 ADS Alliance Data Systems, Inc.  September 9, 2021  Ralph AndrettaPresident & CEO  Exhibit 99.1

 This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives including the proposed spinoff of our LoyaltyOne segment, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.  2  Forward-Looking Statements

3Q21 Business Update

Business Development, Pipeline, & Product

- Strong business development activities and pipeline
- Balance and diversification of portfolio and products
- Continued investment in Bread to scale for growth in 2022

Card Performance

- Credit sales improvement offset by impact of non-renewal
- Credit metrics remain strong
- Payment rates remain elevated, but expected to move lower over time

LoyaltyOne® Performance

- Modest sequential improvement as Delta variant delays further recovery
- Good visibility on 4Q21 recovery (majority of program contracts signed)
- Business activity continues to gain momentum
- Spin remains on track for 4Q21

© 2021 ADS Alliance Data Systems, Inc.
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2021 Financial Outlook

Full Year 2020 Actuals	Full Year 2021 Outlook	Commentary
Average receivables $16,367 million	Down mid-single-digits	• Flat year-over-year in 2H21 • Expect year-end receivables to be in line with year-end 2020 • Credit sales up double-digits in 2021
Total revenue $4,521 million	Down low-single-digits	• LoyaltyOne full year revenue growth in 2021 • 1Q21 Card Services revenue suppressed with receivable balances rebuilding from pandemic-related reductions • Card Services gross revenue yield remains steady
Total expenses* (Excludes provision for loan loss) $2,861 million	Flat	• Includes accelerated digital investment and an increase in marketing spend from depressed levels in 2020 • Impacted by Bread® & Fiserv investment transition expenses
Net loss rate 2020 = 6.6%	Net loss rate in the low 5% range	

** Total expenses represent total operating expenses excluding provision for loan loss plus total interest expense, net*

© 2021 ADS Alliance Data Systems, Inc.
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